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                      LEXINGTON CORPORATE PROPERTIES TRUST

                                     BY-LAWS

                                   ARTICLE I.

                                  SHAREHOLDERS

            SECTION 1.01. Annual Meeting. The Company shall hold an annual meeting of its shareholders to elect trustees and transact any other business within its powers, either at 10:00 a.m. on the first day of May in each year if not a legal holiday, or at such other time on such other day falling on or before the 30th day thereafter as shall be set by the Board of Trustees. Except as the Declaration of Trust or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Company's existence or affect any otherwise valid corporate acts.

            SECTION 1.02. Special Meeting. At any time in the interval between annual meetings, a special meeting of the shareholders may be called by the Chairman of the Board of Trustees or the President or by a majority of the Board of Trustees by vote at a meeting or in writing (addressed to the Secretary of the Company) with or without a meeting. Special meetings of the shareholders shall be called as may be required by law.

            SECTION 1.03. Place of Meetings. Meetings of shareholders shall be held at such place in the United States as is set from time to time by the Board of Trustees.

            SECTION 1.04. Notice of Meetings; Waiver of Notice. Not less than ten nor more than 90 days before each shareholders' meeting, the Secretary shall give written notice of the meeting to each shareholder entitled to vote at the meeting and each other shareholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a shareholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Company. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he before or after the meeting signs a waiver of the notice which is filed with the records of shareholders' meetings, or is present at the meeting in person or by proxy.

            SECTION 1.05. Quorum Voting. Unless statute or the Declaration of Trust provides otherwise, at a meeting of shareholders the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting
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constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a trustee.

            SECTION 1.06. Adjournments. Whether or not a quorum is present, a meeting of shareholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the shareholders present in person or by proxy to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

            SECTION 1.07. General Right to Vote; Proxies. Unless the Declaration of Trust provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of beneficial interest, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. In all elections for trustees, each share of beneficial interest may be voted for as many individuals as there are trustees to be elected and for whose election the share is entitled to be voted. A shareholder may vote the beneficial interest he owns of record either in person or by written proxy signed by the shareholder or by his duly authorized attorney in fact. Unless a proxy provides otherwise, it is not valid more than 11 months after its date.

            SECTION 1.08. List of Shareholders. At each meeting of shareholders, a full, true and complete list of all shareholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

            SECTION 1.09. Conduct of Business and Voting. At all meetings of shareholders, unless the voting is conducted by an inspector, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these By-Laws, the Declaration of Trust or law, shall be decided or determined by the chairman of the meeting. If demanded by shareholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the chairman of the meeting, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by an inspector, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspector. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by an inspector. The shareholders at any meeting may choose an inspector to act at such meeting, and in


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default of such election, the chairman of the meeting may appoint an inspector.
No candidate for election as trustee at a meeting shall serve as an inspector thereat.

            SECTION 1.10. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if there is filed with the records of shareholder's meetings a unanimous written consent which sets forth the action and is signed by each shareholder entitled to vote on the matter and a written waiver of any right to dissent signed by each shareholder entitled to notice of the meeting but not entitled to vote at it.

            SECTION 1.11. Shareholder Proposals. For any shareholder proposal to be presented in connection with an annual meeting of shareholders of the Company, including any proposal relating to the nomination of a trustee to be elected to the Board of Trustees of the Company, the shareholders must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's proposal shall be delivered to the Secretary at the principal executive offices of the Company not less than 120 days in advance of the release date of the Company's proxy statement to shareholders in connection with the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholders' notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a trustee all information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of beneficial interest of the Company which are owned beneficially and of record by such shareholders and such beneficial owner. For the 1995 annual meeting the previous year's meeting shall be deemed to have taken place on May 12, 1994; provided that this sentence shall cease to be a part of these By-Laws after the holding of the 1995 annual meeting and any adjournments thereof.


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                                   ARTICLE II.

                                BOARD OF TRUSTEES

            SECTION 2.01. Function of Trustees. The business and affairs of the Company shall be managed under the direction of its Board of Trustees. All powers of the Company may be exercised by or under authority of the Board of Trustees, except as conferred on or reserved to the shareholders by statute or by the Declaration of Trust or By-Laws.

            SECTION 2.02. Number of Trustees. The Company shall have at least three trustees; provided that, if there are no shares of beneficial interest outstanding, the number of Trustees may be less than three but not less than one, and, if there are shares of beneficial interest outstanding and so long as there are less than three shareholders, the number of Trustees may be less than three but not less than the number of shareholders. The Company shall have the number of Trustees provided in the Declaration of Trust until changed as herein provided. Except as the Declaration of Trust provides otherwise, a majority of the entire Board of Trustees may alter the number of trustees set by the Declaration of Trust to not exceeding nine nor less than the minimum number then permitted herein, but the action may not affect the tenure of office of any trustee.

            SECTION 2.03. Election and Tenure of Trustees. At each annual meeting the shareholders shall elect trustees to hold office until the next annual meeting and until their successors are elected and qualify.

            SECTION 2.04. Removal of Trustee. Any trustee or the entire Board of Trustees may be removed only in accordance with the provisions of the Declaration of Trust.

            SECTION 2.05 Vacancy on Board of Trustees. The shareholders shall elect a successor to fill a vacancy on the Board of Trustees which results from the removal of a trustee. A trustee elected by the shareholders to fill a vacancy which results from the removal of a trustee serves for the balance of the term of the removed trustee. A majority of the remaining Trustees, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Trustees which results from any increase in the authorized number of Trustees, or death, resignation, retirement or other cause. A trustee elected by the Board of Trustees to fill a vacancy serves until the next annual meeting of shareholders and until his successor is elected and qualifies.

            SECTION 2.06. Regular Meetings. After each meeting of shareholders at which trustees shall have been elected, the Board of Trustees shall meet as soon as


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practicable for the purpose of organization and the transaction of other business. In the event that no other time and place are specified by resolution of the Board of Trustees, the President or the Chairman of the Board of Trustees, with notice in accordance with Section 2.08, the Board of Trustees shall meet immediately following the close of, and at the place of, such shareholders' meeting. Any other regular meeting of the Board of Trustees shall be held on such date and at any place as may be designated from time to time by the Board of Trustees.

            SECTION 2.07. Special Meetings. Special meetings of the Board of Trustees may be called at any time by the Chairman of the Board of Trustees or the President or by a majority of the Board of Trustees by vote at a meeting or in writing with or without a meeting. A special meeting of the Board of Trustees shall be held on such date and at any place as may be designated from time to time by the Board of Trustees. In the absence of designation such meeting shall be held at such place as may be designated in the call.

            SECTION 2.08. Notice of Meeting. Except as provided in Section 2.06, the Secretary shall give notice to each trustee of each regular and special meeting of the Board of Trustees. The notice shall state the time and place of the meeting. Notice is given to a trustee when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph, facsimile transmission or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his address as it shall appear on the records of the Company, at least 72 hours before the time of the meeting. Unless these By-Laws or a resolution of the Board of Trustees provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Trustees. No notice of any meeting of the Board of Trustees need be given to any trustee who attends except where a trustee attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any trustee who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Trustees, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

            SECTION 2.09. Action by Trustees. Unless statute, the Declaration of Trust or these By-Laws requires a greater proportion, the action of a majority of the trustees present at a meeting at which a quorum is present is action of the Board of Trustees. A majority of the entire Board of Trustees shall constitute a quorum for the transaction of business. In the absence of a quorum, the trustees present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the


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meeting as originally notified. Any action required or permitted to be taken at a meeting of the Board of Trustees may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the Board of Trustees and filed with the minutes of proceeding of the Board of Trustees

            SECTION 2.10. Meeting by Conference Telephone. Members of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

            SECTION 2.11. Compensation. By resolution of the Board of Trustees a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Trustees or of committees thereof, and other compensation for their services as such or on committees of the Board of Trustees, may be paid to trustees. Trustees who are full-time employees of the Company need not be paid for attendance at meetings of the Board of Trustees or committees thereof for which fees are paid to other trustees. A trustee who serves the Company in any other capacity also may receive compensation for such other services, pursuant to a resolution of the Board of Trustees.

            SECTION 2.12. Advisory Trustees. The Board of Trustees may by resolution appoint advisory trustees to the Board of Trustees, who may also serve as trustees emeriti, and shall have such authority and receive such compensation and reimbursement as the Board of Trustees shall provide. Advisory trustees or trustees emeriti shall not have the authority to participate by vote in the transaction of business.

                                  ARTICLE III.

                                   COMMITTEES

            SECTION 3.01. Committees. The Board of Trustees may appoint from among its members an Audit Committee, a Compensation Committee and other committees composed of two or more trustees and delegate to these committees any of the powers of the Board of Trustees, except the power to declare dividends or other distributions on beneficial interest, elect Trustees, issue beneficial interest other than as provided in the next sentence, recommend to the shareholders any action which requires shareholder approval, amend these By-Laws, or approve any merger or share exchange which does not require shareholder approval. The entire Audit Committee shall be trustees who are independent of management. The entire Compensation Committee shall be trustees who are "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. If the Board of Trustees has given general


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authorization for the issuance of beneficial interest, a committee of the Board of Trustees, in accordance with a general formula or method specified by the Board of Trustees by resolution or by adoption of a beneficial interest option or other plan, may fix the terms of beneficial interest subject to classification or reclassification and the terms on which any beneficial interest may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Trustees.

            SECTION 3.02. Committee Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a trustee to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

            SECTION 3.03. Emergency. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Company by its trustees and officers as contemplated by the Declaration of Trust and these By-Laws, the available trustees shall elect a Special Executive Committee consisting of any two members of the Board of Trustees, whether or not they be officers of the Company, which two members shall constitute the Special Executive Committee for the full conduct and management of the affairs of the Company in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Trustees passed from time to time for that purpose, and any provisions of these By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any Special Executive Committee acting under this Section that it shall be to the advantage of the Company to resume the conduct and management of its affairs and business under all the other provisions of these By-Laws.

                               ARTICLE IV.

                                OFFICERS

            SECTION 4.01. Executive and Other Officers. The Company shall have a President, a Secretary, and a Treasurer. It may also have a Chairman of the Board of


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Trustees. The Board of Trustees shall designate who shall serve as chief executive officer, who shall have general supervision of the business and affairs of the Company, and may designate a chief operating officer, who shall have supervision of the operations of the Company. In the absence of any designation, the Chairman of the Board of Trustees, if there be one, shall serve as chief executive officer and the President shall serve as chief operating officer. In the absence of the Chairman of the Board of Trustees, or if there be none, the President shall be the chief executive officer. The same person may hold both offices. The Company may also have one or more Vice-Presidents, assistant officers, and subordinate officers as may be established by the Board of Trustees. A person may hold more than one office in the Company except that no person may serve concurrently as both President and a Vice-President of the Company. The Chairman of the Board of Trustees shall be a trustee; the other officers may be trustees.

            SECTION 4.02. Chairman of the Board of Trustees. The Chairman of the Board of Trustees, if one be elected, shall preside at all meetings of the Board of Trustees and of the shareholders at which he shall be present. Unless otherwise specified by the Board of Trustees, he shall be the chief executive officer of the Company and perform the duties customarily performed by chief executive officers, and may perform any duties of the President. In general, he shall perform all such duties as are from time to time assigned to him by the Board of Trustees.

            SECTION 4.03. President. Unless otherwise provided by resolution of the Board of Trustees, the President, in the absence of the Chairman of the Board of Trustees, shall preside at all meetings of the Board of Trustees and of the shareholders at which he shall be present. Unless otherwise specified by the Board of Trustees, the President shall be the chief operating officer of the Company and perform the duties customarily performed by chief operating officers. He may sign and execute, in the name of the Company, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Company. In general, he shall perform such other duties usually performed by a president of a Company and such other duties as are from time to time assigned to him by the Board of Trustees or the chief executive officer of the Company.

            SECTION 4.04. Vice-Presidents. The Vice-President or Vice-Presidents, at the request of the chief executive officer or the President, or in the President's absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Trustees may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Trustees, the chief executive officer, or the President may make such determination; otherwise any of the Vice-Presidents may


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perform any of such duties or exercise any of such functions. The Vice-President or Vice-Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Trustees, the chief executive officer, or the President.

            SECTION 4.05. Secretary. The Secretary shall keep the minutes of the meetings of the shareholders, of the Board of Trustees and of any committees, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; he shall be custodian of the records of the Company; he may witness any document on behalf of the Company, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same; and, in general, he shall perform all duties incident to the office of a secretary of a Company, and such other duties as are from time to time assigned to him by the Board of Trustees, the chief executive officer or the President.

            SECTION 4.06. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company, and shall deposit, or cause to be deposited, in the name of the Company, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Trustees; he shall render to the President and to the Board of Trustees, whenever requested, an account of the financial condition of the Company; and, in general, he shall perform all the duties incident to the office of a treasurer of a Company, and such other duties as are from time to time assigned to him by the Board of Trustees, the chief executive officer, or the President. The Treasurer shall also be the Chief Financial Officer of the Company.

            SECTION 4.07. Assistant and Subordinate Officers. The assistant and subordinate officers of the Company are all officer below the office of Vice-President, Secretary or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Trustees, the chief executive officer, or the President.

            SECTION 4.08. Election; Tenure and Removal of Officers. The Board of Trustees shall elect the officers. The Board of Trustees may from time to time authorize any committee or officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, at the pleasure of the Board of Trustees. The Board of Trustees (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board of Trustees) may remove an officer at any time. The removal of an officer does not prejudice any of his contract rights. The Board of Trustees (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board of Trustees) may fill a vacancy which occurs in any office for the unexpired portion of the term.


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            SECTION 4.09. Compensation. The Board of Trustees shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Company. No officer shall be prevented from receiving such salary by reason of the fact that he is also a trustee of the Company. The Board of Trustees may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.

                                   ARTICLE V.

                                DIVISIONAL TITLES

            SECTION 5.01. Conferring Divisional Titles. The Board of Trustees may from time to time confer upon any employee of a division of the Company the title of President, Vice President, Treasurer or Secretary of such division or any other title or titles deemed appropriate, or may authorize the Chairman of the Board of Trustees or the President to do so. Any such titles so conferred may be discontinued and withdrawn at any time by the Board of Trustees, or by the Chairman of the Board of Trustees or the President if so authorized by the Board of Trustees. Any employee of a division designated by such a divisional title shall have the powers and duties with respect to such division as shall be prescribed by the Board of Trustees, the Chairman of the Board of Trustees or the President.

            SECTION 5.02. Effect of Divisional Titles. The conferring of divisional titles shall not create an office of the Company under Article IV unless specifically designated as such by the Board of Trustees; but any person who is an officer of the Company may also have a divisional title.


                                  ARTICLE VI .

                               BENEFICIAL INTEREST

            SECTION 6.01. Certificates for Beneficial interest. Each shareholder is entitled to certificates which represent and certify the shares of beneficial interest he holds in the Company. Each beneficial interest certificate shall include on its face the name of the Company, the name of the shareholder or other person to whom it is issued, and the class of beneficial interest and number of shares it represents. It shall be in such form, not inconsistent with law or with the Declaration of Trust, as shall be approved by the Board of Trustees or any officer or officers designated for such purpose by resolution of the Board of Trustees. Each beneficial interest certificate shall be signed by the Chairman of the Board of Trustees, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of


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it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

            SECTION 6.02. Transfers. The Board of Trustees shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of beneficial interest; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

            SECTION 6.03. Record Dates and Closing of Transfer Books. The Board of Trustees may set a record date or direct that the beneficial interest transfer books be closed for a stated period for the purpose of making any proper determination with respect to shareholders, including which shareholders are entitled to notice of a meeting, vote at a meeting, receive a dividend or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.06, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of shareholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

            SECTION 6.04. Beneficial Interest Ledger. The Company shall maintain a beneficial interest ledger which contains the name and address of each shareholder and the number of shares of beneficial interest of each class which the shareholder holds. The beneficial interest ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the beneficial interest ledger shall be kept at the offices of a transfer agent for the particular class of beneficial interest, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Company.

            SECTION 6.05. Certification of Beneficial Owners. The Board of Trustees may adopt by resolution a procedure by which a shareholder of the Company may certify in writing to the Company that any shares of beneficial interest registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the beneficial interest transfer books, the time after the record date or closing of the beneficial interest transfer books within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board of Trustees in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified beneficial interest in place of the shareholder who makes the certification.


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            SECTION 6.06. Lost Beneficial Interest Certificates. The Board of
Trustees of the Company may determine the conditions for issuing a new beneficial interest certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Trustees may delegate such power to any officer or officers of the Company. In their discretion, the Board of Trustees or such officer or officers may refuse to issue such new certificate save upon order of some court having jurisdiction in the premises.

                                  ARTICLE VII.

                                     FINANCE

            SECTION 7.01. Checks, Drafts, Etc. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Company, shall, unless otherwise provided by resolution of the Board of Trustees, be signed by the President, a Vice-President or an Assistant Vice-President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

            SECTION 7.02. Annual Statement of Affairs. The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Company, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the shareholders and, within 20 days after the meeting, placed on file at the Company's principal.

            SECTION 7.03. Fiscal Year. The fiscal year of the Company shall be the twelve calendar months ending December 31 in each year, unless otherwise provided by the Board of Trustees.

            SECTION 7.04. Dividends. If declared by the Board of Trustees at any meeting thereof, the Company may pay dividends on its shares in cash, property, or in shares of the capital beneficial interest of the Company, unless such dividend is contrary to law or to a restriction contained in the Declaration of Trust.

            SECTION 7.05. Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Declaration of Trust or these By-Laws with respect to certificates for shares, the Board of Trustees may authorize any officer, employee, or agent of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company. Such authority may be general or confined to specific instances.

                                  ARTICLE VIII.


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

                                 INDEMNIFICATION

            SECTION 8.01. Procedure. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the trustee or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Company denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Company. It shall be a defense to any action for advance of expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Company has not received either (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met or (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Company has been met.

            SECTION 8.02. Exclusivity; Etc. The indemnification and advance of expenses provided by the Declaration of Trust and these By-Laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of shareholders or disinterested trustees or other provision that is consistent with law, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Company, shall continue in respect of all events occurring while a person was a trustee or officer after such person has ceased to be a trustee or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Declaration of Trust of the Company and hereunder shall be deemed to be a contract between the Company and each trustee or officer of the Company who serves or served in such capacity at any time while this By-Law is in effect. Nothing herein shall prevent the amendment of this By-Law, provided that no such amendment shall diminish the rights' of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this By-Law shall not in any way diminish any rights to indemnification or advance of expenses of such trustee or officer or the obligations of the Company arising hereunder with respect to events occurring, or claims made, while this By-Law or any provision hereof is in force.

            SECTION 8.03. Severability: Definitions. The invalidity or unenforceability of any provision of this Article VIII shall not affect the validity or enforceability of any other provision hereof. The phrase "this By-Law" in this Article VIII means this Article VIII in its entirety.


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

                                   ARTICLE IX.

                                SUNDRY PROVISIONS

            SECTION 9.01. Books and Records. The Company shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its shareholders and Board of Trustees and of any committee when exercising any of the powers of the Board of Trustees. The books and records of a Company may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these By-Laws shall be kept at the principal office of the Company.

            SECTION 9.02. Corporate Seal. The Board of Trustees shall provide a suitable seal, bearing the name of the Company, which shall be in the charge of the Secretary. The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof. If the Company is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Company.

            SECTION 9.03. Bonds. The Board of Trustees may require any officer, agent or employee of the Company to give a bond to the Company, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Trustees.

            SECTION 9.04. Voting Upon Shares in Other Companies. Beneficial interest of other Companies or associations, registered in the name of the Company, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Trustees, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

            SECTION 9.05. Mail. Any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

            SECTION 9.06. Execution of Documents. A person who holds more than one office in the Company may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

            SECTION 9.07. Amendments. Subject to the special provisions of
Section 2.02, in accordance with the Declaration of Trust, these By-Laws may be repealed, altered, amended or


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

rescinded (a) by the shareholders of the Company only by vote of not less than 80% of the outstanding shares of beneficial interest of the Company entitled to vote generally in the election of trustees (considered for this purpose as one class) cast at any meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting) or (b) by vote of two-thirds of the Board of Trustees at a meeting held in accordance with the provisions of these By-Laws.


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